Registration No. 333-62041
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ____________________________

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                         BARRETT BUSINESS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                                       52-0812977
   (State or other jurisdiction of             (IRS Employer Identification No.)
    incorporation or organization)

                            4724 S.W. Macadam Avenue
                             Portland, Oregon 97239
                            Telephone (503) 220-0988
          (Address and telephone number of principal executive offices)

                               William W. Sherertz
                                    President
                         Barrett Business Services, Inc.
                            4724 S.W. Macadam Avenue
                             Portland, Oregon 97239
                            Telephone (503) 220-0988
           (Name, address, and telephone number of agent for service)
                          ____________________________

                                   Copies to:
                                 Miller Nash LLP
                              111 S.W. Fifth Avenue
                           Portland, Oregon 97204-3699
                              Attn: Mary Ann Frantz
                                 (503) 224-5858
                          ____________________________

                                 DEREGISTRATION

      The Registration Statement is hereby amended to deregister 23,962 shares of common stock, $0.01 par value per share, of Barrett Business Services, Inc. Of the 894,642 shares originally registered, 870,680 shares were sold.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 30th day of May, 2003.

                                    BARRETT BUSINESS SERVICES, INC.
                                    (Registrant)


                                    By   /s/ Michael D. Mulholland
                                         -------------------------
                                         Michael D. Mulholland
                                         Vice President-Finance

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 30th day of May, 2003.



              Signature                                   Title

(1) Principal Executive Officer
    and Director:

WILLIAM W. SHERERTZ*                      President and  Chief Executive Officer
                                          and Director

(2) Principal Financial Officer:

/s/ Michael D. Mulholland                 Vice President-Finance
-------------------------
Michael D. Mulholland

(3) Principal Accounting Officer:

JAMES D. MILLER*                          Controller

(4) A majority of the Board of Directors:


/s/ Fores J. Beaudry
--------------------
Fores J. Beaudry                          Director

/s/ Thomas J. Carley
--------------------
Thomas J. Carley                          Director

/s/ James B. Hicks
------------------
James B. Hicks                            Director

ANTHONY MEEKER*                           Director
NANCY B. SHERERTZ*                        Director



*By   /s/ Michael D. Mulholland
      -------------------------
      Michael D. Mulholland
      Attorney-in-fact

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